Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2021 relating to the financial statements of Spectrum Pharmaceuticals, Inc. appearing in the Annual Report on the Form 10-K of Spectrum Pharmaceuticals, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

July 13, 2021